FIRST AMENDMENT TO SHARE EXCHANGE AGREEMENT

This First Amendment to the Share Exchange Agreement, dated as of July 24, 2019 (this “First Amendment”), is entered into by and among Algomizer Ltd., a company organized under the laws of the State of Israel (“Algomizer”), and Virtual Crypto Technologies Inc., a company organized under the laws of the State of Delaware (“VCT”). Algomizer and VCT are referred to hereunder as the “Parties”, and each of them individually as a “Party”.

WHEREAS,	the Parties have entered into that certain Share Exchange Agreement, dated as of February 7, 2019 (the “Agreement” and the “Effective Date”); and

WHEREAS,	the Parties hereto mutually wish to remove and amend certain provisions in the Agreement as set forth herein that shall enter into effect as of the Effective Date.

NOW, THEREFORE, for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, agree as follows:

1.	Unless otherwise expressly set forth herein, capitalized terms shall have the meaning ascribed to them in the Agreement.

2.	Section 1.04(j) to the Agreement shall be removed from the Agreement.

3.	Section 4.05 shall be added to Article IV (“Covenants”) of the Agreement, and shall state as follows: “Section 4.05 Financial Statements of Viewbix. Algomizer shall deliver to VCT the financial statements of Viewbix within sixty (60) days of the Closing Date of the Agreement, which shall be in compliance with the applicable rules of the SEC, as required for VCT’s reporting under Items 2.01 and 9.01 of Form 8-K.”

4.	The Agreement is ratified and confirmed in all other respects and shall continue in full force and effect. Without limiting the generality of the foregoing, the term “Agreement” as used in the Agreement shall be deemed to be the Agreement as amended by this “First Amendment”.

5.	This First Amendment shall be in effect as of the Effective Date.

IN WITNESS WHEREOF, the Parties hereto have caused this First Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.

Algomizer Ltd.		Virtual Crypto Technologies Inc.

By:	/s/ Noam Band	By:	/s/ Alon Dayan
Name:	Noam Band	Name:	Alon Dayan
Title:	CEO	Title:	CEO